UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 21, 2009

Merit Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Utah	0-18592	87-0447695
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1600 West Merit Parkway
South Jordan, Utah	84095
(Address of principal executive offices)	(Zip Code)

(801) 253-1600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01            Other Event

On October 21, 2009, Merit Medical Systems, Inc. (“Merit”) completed a transaction with Vysera Biomedical Limited, a medical device company based in Galway, Ireland (“Vysera”).  In the transaction, Merit and Vysera entered into an Exclusive License, Development and Supply Agreement (the “License Agreement”), pursuant to which Vysera granted to Merit an exclusive license to use, modify and sell certain valve technology and biomaterial coating technology for medical devices (the “Licensed Technology”) and other intellectual property associated with the Licensed Technology, and to develop and market improvements to the Licensed Technology.

Under the License Agreement, Merit paid Vysera a license fee of $1.5 million, and agreed to pay royalties on products sold by Merit that incorporate the Licensed Technology.  Vysera has agreed to supply valve products to Merit to be sold by Merit to end users, to be incorporated into other Merit products, and to be further developed by Merit for other commercial uses.  The parties also granted to each other perpetual, royalty-free licenses to use crossover improvements they develop based upon the Licensed Technology.  Vysera has also agreed that, for the term of the License Agreement, it will not compete with Merit in the market for valve products.

In the transaction, Merit also purchased 253,047 A Ordinary Shares of Vysera, for an aggregate price of €1,600,000.  In connection with the purchase of the Vysera A Ordinary Shares, Merit obtained the right to appoint one member of Vysera’s board of directors or, if Merit does not elect to appoint a director of Vysera, to designate an observer to attend meetings of Vysera’s board of directors.

On October 27, 2009, Merit issued a press release, entitled “Merit Medical Systems Announces Three-Part Deal with Vysera Biomedical Limited,” relating to the transactions described above, a copy of which is filed as Exhibit 99.1 to this Current Report.

Forward-Looking Statements

Statements contained in this release which are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties such as those described in Merit’s Annual Report on Form 10-K for the year ended December 31, 2008. Such risks and uncertainties include risks relating to: infringement of Merit’s technology or the assertion that Merit’s technology infringes the rights of other parties; downturn of the national economy and its affect on Merit’s revenues, collections and supplier relations; termination of supplier relationships, or failure of suppliers to perform; product recalls and product liability claims; delays in obtaining regulatory approvals, or the failure to maintain such approvals; inability to successfully manage growth through acquisitions, including the inability to commercialize the Vysera technology as currently anticipated; concentration of Merit’s revenues among a few products and procedures; development of new products and technology that could render Merit’s products obsolete; market acceptance of new products; introduction of products in a timely fashion; price and product competition; availability of labor and materials; cost increases; fluctuations in and obsolescence of inventory; volatility of the market price of Merit’s common stock; foreign currency fluctuations; changes in key personnel; work stoppage or transportation risks; modification or limitation of governmental or private insurance reimbursement; changes in health care markets related to health care reform initiatives; impact of force majeure events on Merit’s business, including severe weather conditions; failure to comply with applicable environmental laws and other factors referred to in Merit’s Annual Report on Form 10-K for the year ended December 31, 2008, and other reports filed with the Securities and Exchange Commission. All subsequent forward-looking statements attributable to Merit or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Actual results will differ, and may differ materially, from anticipated results. Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results, and Merit assumes no obligation to update or disclose revisions to those estimates.

Item 9.01            Financial Statements and Exhibits

(d)   Exhibits.

Exhibit Number	Title of Document	Location
99.1	Press Release issued by Merit, dated October 27, 2009, entitled “Merit Medical Systems Announces Three-Part Deal with Vysera Biomedical Limited.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIT MEDICAL SYSTEMS, INC.

Date: October 27, 2009	By:	/s/ Rashelle Perry
Rashelle Perry, Chief Legal Officer